Exhibit 99.1

Oxford Immunotec Reports Second Quarter 2020 Financial Results

●	Second quarter revenue of $5.8 million, a decrease of 70% compared to prior year period, due to the impact of COVID-19
●	Ended the quarter with approximately $165 million of cash and cash equivalents
●	Third quarter revenue estimated to be between $18 - $19 million

OXFORD, United Kingdom and MARLBOROUGH, Mass., August 4, 2020 (GLOBE NEWSWIRE) -- Oxford Immunotec Global PLC (Nasdaq: OXFD) (the “Company”), a global diagnostics company, today announced second quarter 2020 financial results.

“We knew revenue would be significantly impacted in the quarter, however, we were able to keep advancing our strategic priorities and ensuring the business is set to return to growth mode coming out of the pandemic,” said Dr. Peter Wrighton-Smith, Chief Executive Officer of Oxford Immunotec. “Testing volumes are recovering in all regions and, absent a significant global re-emergence of COVID-19, we are confident in a strong recovery in the business.”

Revenues, broken out by geographic location, were as follows, in millions:

	Three Months Ended June 30,
			Percent Change
	2020	2019	As Reported	Constant Currency (1)

United States	$1.2	$7.8	(85)%	(85)%
Europe & ROW	1.0	2.2	(54)%	(53)%
Asia	3.6	9.6	(62)%	(63)%
Total Revenue	$5.8	$19.6	(70)%	(70)%

(1) Constant currency basis is a non-GAAP financial measure. Changes in revenue include the impact of changes in foreign currency exchange rates. We use the non-GAAP financial measure "constant currency basis" in our filings to show changes in our revenue without giving effect to period-to-period currency fluctuations. We consider the use of a period over period revenue comparison on a constant currency basis to be helpful to investors, as it provides a revenue growth measure free of positive or negative volatility due to currency fluctuations. This non-GAAP financial measure may be different from non-GAAP financial measures used by other companies, limiting its usefulness for comparison purposes. Moreover, presentation of revenue on a constant currency basis is provided for year-over-year comparison purposes, and investors should be cautioned that the effect of changing foreign currency exchange rates has an actual effect on our operating results.

Second Quarter 2020 Financial Results

Revenue for the second quarter of 2020 was $5.8 million, representing a 70% decrease from second quarter 2019 revenue of $19.6 million. On a constant currency basis, revenue decreased 70% versus the prior year period.

United States revenue was $1.2 million in the second quarter of 2020, representing an 85% decrease from revenue of $7.8 million in the prior year period. The decrease was driven by the impact of COVID-19 on testing volumes and the impact of planned inventory destocking by Quest.

Europe & rest of world, or Europe & ROW, revenue was $1.0 million in the second quarter of 2020, representing a 54% decrease compared to the second quarter of 2019. On a constant currency basis, Europe & ROW decreased 53% versus the second quarter of 2019. The decrease was driven by the impact of COVID-19 on testing volumes.

Asia revenue was $3.6 million in the second quarter of 2020, representing a decrease of 62% compared to 2019 second quarter revenue of $9.6 million. On a constant currency basis, Asia revenue decreased 63% versus the second quarter of 2019. The decrease was due primarily to a slowdown in testing as a result of the COVID-19 pandemic.

Gross profit for the second quarter of 2020 was $3.7 million, a decrease of approximately $10.5 million from gross profit of $14.2 million in the same period of 2019. Gross margin was 62.8%, a decrease of 960 basis points from gross margin of 72.4% in the second quarter of 2019. The second quarter 2020 gross margin decrease was a result of the significant global volume reduction as a result of the COVID-19 pandemic and a provision for slow moving inventory.

Operating expenses were $13.5 million in the second quarter of 2020, a decrease of approximately $1.7 million compared to $15.2 million in the second quarter of 2019.

Net loss for the second quarter of 2020 was $9.7 million, or $0.37 per share on a basic and diluted basis, compared to net income of $0.6 million, or $0.02 per share on a basic and diluted basis, in the second quarter of 2019.

EBITDA for the second quarter of 2020 was $(9.5) million compared to $(0.2) million in the second quarter of 2019. Adjusted EBITDA was $(8.9) million for the second quarter of 2020 compared to $(48,000) in the same period in 2019. Both EBITDA and Adjusted EBITDA are non-GAAP measures.

Business Outlook

Given the uncertainty of the scope and duration of the COVID-19 pandemic, as well as its impact on our revenues and results from operations, we are not providing annual revenue guidance at this time.

We expect third quarter revenues to be between $18.0 to $19.0 million as testing volumes continue to recover from the impact of COVID-19 during the second half of 2020.

Conference Call

Oxford Immunotec will host a conference call on Tuesday, August 4, 2020 at 8:00 a.m. Eastern Daylight Time to discuss its second quarter 2020 financial results and to give a general business update. The call will be concurrently webcast. To listen to the conference call on your telephone, please dial (855) 363-5047 for United States callers and +1 (484) 365-2897 for international callers and reference confirmation code 4337217 approximately 15 minutes prior to start time. To access the live audio webcast or subsequent archived recording, visit the Investor Relations section of Oxford Immunotec's website at www.oxfordimmunotec.com. The replay will be available on the Company's website for approximately 60 days.

About Oxford Immunotec

Oxford Immunotec Global PLC is a global, high-growth diagnostics company. We bring energy and invention to a world in need of diagnostic truth. Our leading product, the T-SPOT®.TB test, is used for diagnosing infection with Tuberculosis, the world’s largest cause of death from infectious disease. The T-SPOT.TB test has been approved for sale in over 50 countries, including the United States, where it has received pre-market approval from the Food and Drug Administration, Europe, where it has obtained a CE mark, as well as Japan and China. The Company is headquartered near Oxford, U.K. and in Marlborough, MA. Additional information can be found at www.oxfordimmunotec.com.

T-SPOT and the Oxford Immunotec logo are trademarks of Oxford Immunotec Limited.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of applicable U.S. and U.K. laws and regulations, including under the U.S. Private Securities Litigation Reform Act of 1995. Any statements contained herein which do not describe historical or current facts, including statements about Oxford Immunotec’s plans to ensure that when the COVID-19 disruption eases, Oxford Immunotec is best positioned to meet the needs of the TB market and drive long-term growth and statements regarding uncertainties around the impact of COVID-19 on Oxford Immunotec’s revenues and results of operations, constitute forward-looking statements. Any forward-looking statements are based on our management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks that the COVID-19 pandemic may disrupt the company’s business and the global healthcare system more severely than anticipated, as well as those other risks described in Oxford Immunotec’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including the company’s Annual Report on Form 10-K for the year-ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in any other reports it subsequently files with the Commission, including any other Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Oxford Immunotec’s filings with the Commission are available for free by visiting the investor section of our website, www.oxfordimmunotec.com, or the Commission’s website, www.sec.gov.

Investors should give careful consideration to these risks and uncertainties. Forward-looking statements contained herein are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. Investors should not place undue reliance on forward-looking statements contained herein, which speak only as of the date of this release. Oxford Immunotec does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

CONTACTS:

For Media and Investor Inquiries:

Matt McLaughlin

Chief Financial Officer

Oxford Immunotec

Tel: +1 (508) 573-9953

mtmclaughlin@oxfordimmunotec.com

Oxford Immunotec Global PLC

Condensed consolidated statements of operations

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except share and per share data)	2020	2019	2020	2019
Revenue	$5,835	$19,588	$19,746	$34,377
Cost of revenue	2,170	5,400	5,774	9,628
Gross profit	3,665	14,188	13,972	24,749
Operating expenses:
Research and development	2,462	2,089	5,119	4,413
Sales and marketing	5,479	7,485	12,688	13,764
General and administrative	5,558	5,491	12,582	10,699
Settlement expense	—	104	—	203
Total operating expenses	13,499	15,169	30,389	29,079
Operating loss from continuing operations	(9,834)	(981)	(16,417)	(4,330)
Other income (expense):
Interest income	86	1,162	705	2,362
Foreign exchange gains (losses)	(124)	291	839	(593)
Other income	32	42	32	42
Income (loss) from continuing operations before income taxes	(9,840)	514	(14,841)	(2,519)
Income tax benefit (expense) from continuing operations	136	76	(73)	1,613
Income (loss) from continuing operations	(9,704)	590	(14,914)	(906)
Discontinued operations:
Income from discontinued operations before income taxes	—	—	147	—
Income tax benefit (expense) from discontinued operations	19	—	(945)	—
Income (loss) from discontinued operations	19	—	(798)	—
Net income (loss)	$(9,685)	$590	$(15,712)	$(906)
Net income (loss) per ordinary share—basic:
Income (loss) from continuing operations	$(0.37)	$0.02	$(0.57)	$(0.03)
Income (loss) from discontinued operations	—	—	(0.03)	—
Net income (loss)	$(0.37)	$0.02	$(0.60)	$(0.03)
Net income (loss) per ordinary share—diluted:
Income (loss) from continuing operations	$(0.37)	$0.02	$(0.57)	$(0.03)
Income (loss) from discontinued operations	—	—	(0.03)	—
Net income (loss)	$(0.37)	$0.02	$(0.60)	$(0.03)
Weighted-average shares used to compute net income (loss) per ordinary share—basic	25,888,006	26,625,572	26,014,265	26,571,025
Weighted-average shares used to compute net income (loss) per ordinary share—diluted	25,888,006	26,889,232	26,014,265	26,571,025

Reconciliation of net income (loss) to Adjusted EBITDA (1)

(unaudited)

The below table presents a reconciliation of net income (loss), the most comparable U.S. GAAP measure, to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2020	2019	2020	2019
Net income (loss)	$(9,685)	$590	$(15,712)	$(906)
Income (loss) from discontinued operations	19	—	(798)	—
Loss from continuing operations	(9,704)	590	(14,914)	(906)
Income tax (benefit) expense	(136)	(76)	73	(1,613)
Interest income, net	(86)	(1,162)	(705)	(2,362)
Depreciation and amortization expense	460	430	926	900
EBITDA	(9,466)	(218)	(14,620)	(3,981)

Reconciling items:
Share-based compensation expense	610	846	1,567	1,691
Unrealized exchange gains	(70)	(780)	(1,057)	(231)
Settlement expense	—	104	—	203
Adjusted EBITDA	$(8,926)	$(48)	$(14,110)	$(2,318)

(1) EBITDA and Adjusted EBITDA are non-GAAP measures that we calculate as net income (loss), adjusted for the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. We believe that these measures provide useful information to investors in understanding and evaluating our operating results in the same manner as our management and Board of Directors. Our presentation of these measures is not made in accordance with U.S. GAAP, and our computation of these measures may vary from others in the industry. Our use of these measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

Oxford Immunotec Global PLC

Condensed consolidated balance sheets

(unaudited)

	June 30,	December 31,
(in thousands, except share and per share data)	2020	2019
Assets
Current assets:
Cash and cash equivalents	$165,489	$181,270
Accounts receivable, net	4,677	13,669
Other receivables	184	4,660
Inventory, net	12,824	11,096
Prepaid expenses and other assets	3,775	5,186
Total current assets	186,949	215,881
Restricted cash	100	100
Property and equipment, net	8,561	7,095
Lease right-of-use assets	6,638	7,443
Goodwill	2,483	2,483
Other intangible assets, net	72	87
Deferred tax asset	1,744	2,163
Other assets	59	—
Total assets	$206,606	$235,252

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$1,658	$2,420
Accrued liabilities	8,089	10,396
Current portion of lease liability	1,031	984
Deferred income	34	19
Total current liabilities	10,812	13,819
Long-term portion of lease liability	6,869	7,710
Other liabilities	32	32
Total liabilities	17,713	21,561

Shareholders’ equity:
Ordinary shares, £0.006705 nominal value; 39,068,071 and 39,824,703 shares authorized at June 30, 2020 and December 31, 2019, respectively, and 25,955,508 and 26,419,961 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	272	276
Additional paid-in capital	300,231	304,909
Accumulated deficit	(101,335)	(84,033)
Accumulated other comprehensive loss	(10,275)	(7,461)
Total shareholders’ equity	188,893	213,691
Total liabilities and shareholders’ equity	$206,606	$235,252